EXHIBIT 23.1



                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-39072, 333-54017, 333-33555, 333-29725 and 333-90186 of CommScope, Inc.
on Forms S-8 of our report dated March 15, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the effects of the adoption of Statement of Financial Accounting Standards No.
142), appearing in this Annual Report on Form 10-K of CommScope, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP



Hickory, North Carolina

March 15, 2004